UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2018

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
     The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On July 31, 2018, Harris Corporation (“Harris”) issued a press release announcing, among other things, its results of operations and financial condition as of and for its fourth quarter of fiscal 2018 and full year fiscal 2018 and its guidance for expected revenue, earnings per diluted share from continuing operations and free cash flow for fiscal 2019. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Financial Measures
     The press release includes a discussion of non-GAAP financial measures, including (i) earnings per diluted share from continuing operations for the fourth quarter of fiscal 2018 and the full year fiscal 2018, in each case excluding the impact of losses and other costs related to debt refinancing, a non-cash charge related to consolidation of certain Exelis facilities initiated in fiscal 2017 and non-cash adjustments related to tax reform, and in the case of the full year fiscal 2018, also excluding charges related to a decision to transition and exit a commercial line of business and other items and a non-cash charge from an adjustment for deferred compensation; (ii) operating income and operating margin for the fourth quarter of fiscal 2018 and the full year fiscal 2018, in each case excluding a non-cash charge related to consolidation of certain Exelis facilities initiated in fiscal 2017, and in the case of the full year fiscal 2018, also excluding charges related to a decision to transition and exit a commercial line of business and other items and a non-cash charge from an adjustment for deferred compensation; (iii) operating income, operating margin and earnings per diluted share from continuing operations for the fourth quarter of fiscal 2017 and the full year fiscal 2017, in each case excluding Exelis acquisition-related and other charges; (iv) free cash flow for the fourth quarter of fiscal 2018, excluding cash flow for capital expenditures; (v) operating cash flow and free cash flow for the full year fiscal 2018, in each case adjusted for the voluntary pension contribution in the third quarter of fiscal 2018, and in the case of free cash flow, also excluding cash flow for capital expenditures; and (vi) operating cash flow and free cash flow for the fourth quarter of fiscal 2017 and the full year fiscal 2017, in each case adjusted for the voluntary pension contribution in the fourth quarter of fiscal 2017, and in the case of free cash flow, also excluding cash flow for capital expenditures. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The non-GAAP financial measures identified in the first sentence of this paragraph are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, earnings per diluted share from continuing operations, operating income, operating margin, net cash provided by operating activities and other financial measures on a GAAP basis. Harris has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measure.
Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Please refer to Harris’ financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
EXHIBIT INDEX
     The following exhibit is furnished herewith:

99.1	Press Release, issued by Harris Corporation on July 31, 2018 (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Rahul Ghai
	Name:	Rahul Ghai
	Title:	Senior Vice President and Chief Financial Officer

Date: July 31, 2018

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